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                                                                    EXHIBIT 99.2

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ----------------------------------------------------------

                                CKS GROUP, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 16, 1998

   The undersigned stockholder of CKS Group, Inc. (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus for the Special Meeting of Stockholders of the Company to be held on December 16, 1998 at 10:00 a.m., local time, at the offices of the Company at 10441 Bandley Drive, Cupertino, California 95014, and hereby revokes all previous proxies and appoints Mark D. Kvamme and Carlton H. Baab, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Special Meeting, or any continuation(s) adjournment(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.


                        Please mark[ X ]
                         your votes as
                          indicated in
                          this example

                                                          FOR  AGAINST  ABSTAIN

1. Proposal to: (a) approve and adopt the Agreement and
Plan of Reorganization, dated as of September 1, 1998       [_]    [_]      [_]
(the "Reorganization Agreement"), among USWeb Corporation,
a Delaware corporation ("USWeb"), USWeb Acquisition
Corporation 134, a Delaware corporation and a wholly owned
subsidiary of USWeb ("Merger Sub"), and CKS Group and (b)
approve the merger of Merger Sub with and into CKS Group,
with CKS Group continuing as the surviving corporation and
becoming a wholly owned subsidiary of USWeb (the "Merger"),
pursuant to the Reorganization Agreement.
                                                          FOR  AGAINST  ABSTAIN
2. In their discretion, the Proxies are entitled to vote
upon such other matters as may properly come before the
Special Meeting or any adjournments thereof.                [_]    [_]      [_]


                 (Continued and to be signed on reverse side)



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.



Signature(s)___________________________________  Date_____________________, 1998

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)